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                                                                   EXHIBIT 10.40


                        SIXTH LOAN MODIFICATION AGREEMENT



     THIS SIXTH LOAN MODIFICATION AGREEMENT (the "Agreement") is made this 27th day of December, 2002, by and among:

     CADLEROCK JOINT VENTURE, LP ("CadleRock"), an Ohio limited partnership with a principal place of business at 100 North Center Street, Newton Falls, OH 44444-1321;

     SIGHT RESOURCE CORPORATION (hereinafter, "Sight Resource"), a Delaware corporation with a principal place of business at 6725 Miami Avenue, Cincinnati, Ohio 45243;

     CAMBRIDGE EYE ASSOCIATES, INC. (hereinafter, "Cambridge Eye"), a Delaware corporation with a principal place of business at One Highland Avenue, Unit 3B, Malden, Massachusetts;

     DOUGLAS VISION WORLD, INC. (hereinafter, "Douglas Vision"), a Delaware corporation with a principal place of business at One Highland Avenue, Unit 3B, Malden, Massachusetts;

     E. B. BROWN OPTICIANS, INC. (hereinafter, "E. B. Brown"), a Delaware corporation with a principal place of business at 1549 E. 30th Street, Cleveland, Ohio;

     EYEGLASS EMPORIUM, INC. (hereinafter, "Eyeglass Emporium"), a Delaware corporation with a principal place of business at c/o Sight Resource Corporation, 6725 Miami Avenue, Cincinnati, Ohio 45243;

     KENT OPTICAL COMPANY, f/k/a KENT ACQUISITION CORP. (hereinafter, "Kent Optical"), a Delaware corporation with a principal place of business at c/o Sight Resource Corporation, 6725 Miami Avenue, Cincinnati, Ohio 45243;

     SHAWNEE OPTICAL, INC. (hereinafter, "Shawnee Optical"), a Delaware corporation with a principal place of business at 2203 W. 38th Street, Erie, Pennsylvania;

     VISION PLAZA, CORP. (hereinafter, "Vision Plaza"), a Delaware corporation with a principal place of business at 3301 Veterans Memorial Boulevard, Suite 54E, Metairie, Louisiana; and

     KENT OPTOMETRIC PROVIDERS, P.C. (hereinafter, "Kent PC"), a Michigan professional corporation with a principal place of business at 896 Jefferson Street, Muskegon, Michigan 49943.

     Hereinafter, Sight Resource, Cambridge Eye, Douglas Vision, E. B. Brown, Eyeglass Emporium, Kent Optical, Shawnee Optical, Vision Plaza, and Kent PC and shall be referred to individually and collectively, jointly, and severally, as the "Obligors" or the "Obligor."




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                                 R E C I T A L S

          A. Reference is hereby made to certain loan arrangements (hereinafter, the "Loan Arrangements") entered into by and between Sight Resource, Cambridge Eye, Douglas Vision, E. B. Brown, Eyeglass Emporium, Kent Optical, Shawnee Optical, Vision Plaza (hereinafter, individually and collectively, the "Original Borrowers") and Fleet National Bank (as successor-in-interest to Sovereign Bank, as successor-in-interest to Fleet National Bank, and hereinafter referred to as "Fleet"), evidenced by, among other things, the following documents, instruments, and agreements (hereinafter collectively, together with this Agreement and all documents, instruments, and agreements executed incidental hereto, and contemplated hereby, the "Loan Documents"):

               1. Loan Agreement (hereinafter, as amended, the "Loan Agreement") dated April 15, 1999, entered into by and between Fleet and the Original Borrowers;

               2. Secured Revolving Line Note (hereinafter, the "Revolving Note") dated April 15, 1999 in the maximum principal amount of $3,000,000.00 made by the Original Borrowers payable to Fleet;

               3. Secured Term Note (hereinafter, the "Term Note") dated April 15, 1999 in the original principal amount of $7,000,000.00 made by the Original Borrowers payable to Fleet;

               4. (i) Eight (8) Security Agreements (All Assets) dated April 15, 1999 respectively, by each of the Original Borrowers, as amended and confirmed by certain Ratifications and Amendments of Security Agreements dated January 31, 2002, and (ii) Security Agreement (All Assets) dated July 31, 2002 by Kent PC (hereinafter, collectively, the "Security Agreements"), pursuant to which each of the Obligors granted Fleet a security interest in the Collateral (as defined in the Security Agreements);

               5. Security Agreement (Pledged Collateral) dated April 15, 1999, pursuant to which Sight Resource assigned, transferred, and delivered to Fleet all of the Collateral (as defined therein);

               6. Modification Agreement (hereinafter, the "Modification Agreement") dated March 31, 2000 entered into by Fleet and the Original Borrowers;

               7. Second Modification Agreement (hereinafter, the "Second Modification Agreement") dated November 30, 2000 entered into by Fleet and the Original Borrowers;

               8. Amended and Restated Third Modification Agreement (hereinafter, the "Third Modification Agreement") dated May 14, 2001 entered into by Fleet and the Original Borrowers;




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               9. Fourth Modification Agreement (hereinafter, the "Fourth
          Modification Agreement") dated July 31, 2002 entered into by Fleet and the Obligors, pursuant to which, among other things, Kent PC became co-borrower with the Original Borrowers under the Loan Documents, as amended, and became jointly and severally liable with the Original Borrowers for all Obligations under the Loan Documents, as amended; and

               10. Fifth Modification Agreement (hereinafter, the "Fifth Modification Agreement") dated November 15, 2002 entered into by Fleet and the Obligors.

               11. Common Stock Purchase Warrant dated March 31, 2000 issued by Sight Resource in favor of Fleet.

          B. The outstanding principal balance owing by Obligors to Fleet under the Loan Documents as of the date hereof is $7,170,002. 01, of which $2,500,000.00 represents the principal balance owing under the Revolving Note, and $4,670,002.01 represents the principal balance owing under the Term Note. Such outstanding principal balance plus all accrued interest, late charges, penalties, fees, expenses and other amounts owing by Obligors or any of them under or in respect of the Loan Documents are collectively hereinafter referred to as the "Total Indebtedness."

          C. Obligors and CadleRock have determined that it would be in their mutual best interests (i) for CadleRock to purchase and take an assignment of all right, title and interest of Fleet in, to and under the Loan Documents so that the Total Indebtedness ceases to be an obligation to Fleet and becomes an obligation to CadleRock, and (ii) for Sight Resource to arrange for a capital infusion (the "Investment") from certain investors (the "Investors") so as to permit Sight Resource to make a payment to CadleRock in the amount of $1,560,000 in consideration of the reduction by CadleRock of the remaining amount of the Total Indebtedness to $2,000,000 (after application of the $1,560,000 payment).

          D. The Investors are willing to make the Investment only if CadleRock is willing to reduce the Total Indebtedness as contemplated by the preceding paragraph.

     NOW, THEREFORE, the parties hereby agree as follows:

     1. LOAN ACQUISITION. CadleRock shall use reasonable efforts to acquire, on or before December 31, 2002, all right, title and interest of Fleet in, to and under the Loan Documents (the "Loan Acquisition") such that CadleRock is the party to whom the Total Indebtedness is owing.

     2. LOAN REDUCTION PAYMENT. Sight Resource will pay to CadleRock or Fleet $1,560,000 for application against the Total Indebtedness (the "Loan Reduction Payment"). The Loan Reduction Payment shall be made by wire transfer pursuant to such wire transfer instructions as may be furnished by CadleRock to Sight Resource.


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     3. ADJUSTED TOTAL INDEBTEDNESS. Effective upon receipt by CadleRock or
Fleet of the Loan Reduction Payment, the amount of the Total Indebtedness (after application of the Loan Reduction Payment), shall be reduced to $2,000,000 (the "Adjusted Total Indebtedness"). Notwithstanding anything to the contrary contained in the Loan Documents, the following shall apply:

          i. The Adjusted Total Indebtedness shall be payable in full on June 30, 2004.

          ii. Interest shall be charged on the Adjusted Total Indebtedness at the rate of twelve percent (12%) per annum, and such interest shall be computed on the basis of the actual number of days elapsed over a year of 360 days;

          iii. Interest on the Adjusted Total Indebtedness shall be payable monthly in arrears commencing on February 3, 2003 and continuing on the 1st business day of each month thereafter, with the final payment of interest due on June 30, 2004;

          iv. At such time as the Adjusted Total Indebtedness becomes payable in full (whether on June 30, 2004, by acceleration, upon voluntary prepayment, or otherwise), the undersigned shall pay to CradleRock a termination fee of Two Hundred Thousand Dollars ($200,000); and

          v. If Adjusted Total Indebtedness is not paid in full when it becomes due and payable in full, interest on unpaid balance of the Adjusted Total Indebtedness shall thereafter be payable at an interest rate of 16% per annum.

     4. ACKNOWLEDGEMENT BY OBLIGORS. Subject to and as modified by this Agreement, the Obligors each hereby (i) acknowledge the validity and enforceability of the Loan Documents, and (ii) acknowledge and agree that they have no offsets, defenses, claims or counterclaims against either Fleet or CadleRock as holder of the Loan Documents. The Obligors each hereby ratifies and confirms the Loan Documents and agrees that, except as modified by this Agreement, all terms and conditions of the Loan Documents shall remain in full force and effect.

     5. FURTHER ASSURANCES. The Obligors shall, upon request by CadleRock from time to time after execution of this Agreement, execute and deliver to CadleRock such additional documents, instruments and agreements as CadleRock may reasonably request in order to vest or perfect the Loan Documents (as modified hereby) and the collateral granted therein more securely in CadleRock.

     6. Obligors shall defend and indemnify CadleRock and their partners, directors, officers and stockholders (collectively the "Indemnitees") from, against and in respect of any claim by Obligors or any other person to the effect that, Obligors, or any person claiming by, through or under any of them, has any claim of any type against the Indemnitees for any action taken or not taken by Fleet prior to the Loan Acquisition. Obligors hereby release and discharge Indemnitees from any and all such claims, and Indemnitees further agree to indemnify Indemnitees against any and all such claims and to pay Indemnitees' attorney fees and costs in the defense of same.

     7. MODIFICATION OF LOAN COVENANTS. Notwithstanding anything to the contrary contained in this Agreement, upon the making of the Loan Reduction Payment, the Loan Documents shall be, and the same are hereby amended in the following respects:




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          i. The Adjusted Total Indebtedness may be prepaid at any time or times without premium or penalty.

          ii. Article VII of the Loan Agreement (including any amendments of Article VII contained in any Modification Agreement) is hereby deleted in its entirely.

          iii. Notwithstanding anything contained in the Loan Documents to the contrary, Obligors shall be permitted to sell assets from time to time and use the proceeds of such sales for general corporate purposes provided immediately prior to any such sale of assets and immediately after giving effect to any such sale of assets, the Borrowing Base exceeds the amount of the Adjusted Total Indebtedness then outstanding.

     8. WAIVER OF EXISTING DEFAULTS. Any defaults, events of defaults or existing matters that with the passage of time would mature into a default under the Loan Documents existing on the date of this Agreement are hereby waived and shall be of no force and effect

     9. MISCELLANEOUS. (a) This Agreement and the other documents referred to herein contain the entire Agreement among the parties with respect to the transactions contemplated hereby, and supersede all negotiations, representations, warranties, commitments, and offers whether oral or written, prior to the date hereof.

          (b) No modification or amendment of any provision of this Agreement shall be effective unless made in a written instrument, duly executed by the party to be bound thereby, which refers specifically to this Agreement and states that an amendment or modification is being made in the respects set forth in such instrument.

          (c) If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. This Agreement is, and shall be deemed to be, the product of joint drafting by the parties hereto and shall not be construed against any of them as the drafter hereof.

          (d) This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. No assignment of this Agreement shall, however, relieve the assigning party of its obligations hereunder.

          (e) This Agreement shall be governed by and construed and enforced with accordance with the laws of the State of Ohio as applicable to contracts executed and fully performed in the State of Ohio.

          (f) No waiver of any provision of this Agreement shall be effective unless in writing. The waiver by any party of a breach of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

          (g) The captions contained in this Agreement have been inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

          (h) This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. With regard to this Agreement, and any other document




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relating to the transactions to be consummated under this Agreement, a party's execution may be evidenced by, and a party's delivery may be effected by, facsimile transmission.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date indicated above.


CADLEROCK JOINT VENTURE, LP                 SIGHT RESOURCE CORPORATION1


By CadleRock, Inc.,
its general partner


By  /s/ Daniel C. Cadle                  By /s/ Carene Kunkler
   --------------------------------         ------------------------------------
Print Name: Daniel C. Cadle                 Carene Kunkler
Title: President                            President


CAMBRIDGE EYE ASSOCIATES, INC.           DOUGLAS VISION WORLD, INC.


By  /s/ Carene Kunkler                   By /s/ Carene Kunkler
   --------------------------------         ------------------------------------
   Carene Kunkler                           Carene Kunkler
   President                                President


E. B. BROWN OPTICIANS, INC.              EYEGLASS EMPORIUM, INC.


By  /s/ Carene Kunkler                   By /s/ Carene Kunkler
   --------------------------------         ------------------------------------
   Carene Kunkler                           Carene Kunkler
   President                                President



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KENT OPTICAL COMPANY,                    SHAWNEE OPTICAL, INC.
f/k/a KENT ACQUISITION CORP.


By  /s/ Carene Kunkler                   By /s/ Carene Kunkler
   --------------------------------         ------------------------------------
   Carene Kunkler                           Carene Kunkler
   President                                President


VISION PLAZA, CORP.                      KENT OPTOMETRIC PROVIDERS, P.C.


By /s/ Carene Kunkler                    By /s/ Steven R. Schaef
   --------------------------------         ------------------------------------
   Carene Kunkler                        Print Name: Steven R. Schaef
   President                             Title:      President